Exhibit 10

AMENDMENT NUMBER TWO TO CREDIT AGREEMENT

This Amendment Number Two to Credit Agreement (“Amendment”) is entered into as of August 13, 2008, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and TELTRONICS, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A.    Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of May 31, 2007 (as amended and modified, from time to time, the “Agreement”).

B.    Borrower is in non-compliance with the following provisions of the Agreement (collectively, the “Existing Events of Non-Compliance”):

Section/Covenant	Required Performance	Actual Performance
Section 6.16(a) – Minimum EBITDA	$3,350,000 at May 31, 2008	1,908,274 at May 31, 2008
Section 6.16(b) – Minimum Fixed Charge Coverage Ratio	0.90:1.00 at May 31, 2008	0.39:1.00 at May 31, 2008

C.    Borrower has requested that Agent and Lenders waive the Existing Events of Non-Compliance and make certain amendments to the Agreement.

D.    Borrower, Agent, and Lenders desire to amend the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:

1.    DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.    AMENDMENTS.

(a)           The definition of “Base Rate Margin” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Base Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances or the Term Loan on such date that is a Base Rate Loan), the applicable margin set forth in the following table that correspond to the most recent TTM EBITDA calculation delivered to Agent pursuant to Section 5.3 of the Agreement (the “TTM EBITDA Calculation”); provided, however, that for the period from the Amendment Two Effective Date through the date Agent receives the TTM EBITDA Calculation in respect of the testing period ending February 28, 2009, the Base Rate Margin shall be at the margin in the row styled “Level I”:

Level	TTM EBITDA Calculation	Base Rate Margin
I	< $3,000,000	3.75 percentage points
II	≥ $3,000,000	2.50 percentage points

Except as set forth in the foregoing proviso, the Base Rate Margin shall be based upon the most recent TTM EBITDA Calculation, which will be calculated as of the end of each fiscal month.  Except as set forth in the foregoing proviso, the Base Rate Margin shall be re-determined monthly on the first day of the month following the date of delivery to Agent of the certified calculation of the TTM EBITDA pursuant to Section 5.3 of the Agreement; provided, however, that if Borrower fails to provide such certification when such certification is due, the Base Rate Margin shall be set at the margin in the row styled “Level I” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin shall be set at the margin based upon the calculations disclosed by such certification.  In the event that the information regarding the TTM EBITDA contained in any certificate delivered pursuant to Section 5.3 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Base Rate Margin for any period (a “Base Rate Period”) than the Base Rate Margin actually applied for such Base Rate Period, then (i) Borrower shall immediately deliver to Agent a correct certificate for such Base Rate Period, (ii) the Base Rate Margin shall be determined as if the correct Base Rate Margin (as set forth in the table above) were applicable for such Base Rate Period, and (iii) Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Base Rate Margin for such Base Rate Period, which payment shall be promptly applied by Agent to the affected Obligations.

(b)           The definition of “EBITDA” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such definition in its entirety and replacing them with the following:

“EBITDA” means, with respect to any fiscal period, Borrower’s consolidated net earnings (or loss), minus gains of up to $1,438,830 realized in connection with the sale of Borrower’s Telident business previously consented to by Agent, all future extraordinary gains, any interest income, and any software development costs to the extent capitalized during such period, plus expenses of up to $577,568 related to severance payments, interest expense, income taxes, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP.

(c)           Clause (a) of the definition of “Eligible Accounts” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such clause in its entirety and replacing them with the following:

(a)           Accounts that the Account Debtor has failed to pay within 90 days (120 days if the Account Debtor is either the New York City Board of Education or the New York City Department of Corrections, or their respective Affiliates) of original invoice date or Accounts with selling terms of more than 60 days; provided, however, that notwithstanding the foregoing, up to $300,000 of Accounts owed by the New York City Board of Education and the New York City Department of Corrections, and their respective Affiliates, not otherwise fulfilling the terms in this subparagraph (a) shall be considered Eligible Accounts so long as such Accounts (i) have selling terms of 60 days or less, (ii) are no older than 180 days from their invoice date, and (iii) meet all other eligibility criteria set forth in this definition,

(d)           Clause (i) of the definition of “Eligible Accounts” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(i)  Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed (i) 55% of all Eligible Accounts, with respect to Accounts owed by the New York City Board of Education and its Affiliates (collectively, “NYBOE”), (ii) 30% of all Eligible Accounts, with respect to Accounts owed by the New York City Department of Corrections and its Affiliates (collectively, “NYDOC”), (iii) 30% of all Eligible Accounts, with respect to Accounts owed by the Federal Bureau of Prisons and its Affiliates (collectively, “FBOP”), but in no event shall the aggregate amount of all Eligible Accounts owed by NYBOE, NYDOC or FBOP exceed 75% of all Eligible Accounts, (iv) 20% of all Eligible Accounts, with respect to Accounts owed by Neilsen Media Research, and (v) 10% of all Eligible Accounts in all other cases (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), in each such case to the extent of the obligations owing by such Account Debtor in excess of such percentages; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(e)           The definition of “Fixed Charges” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Fixed Charges” means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period, (b) cash principal payments in respect of Indebtedness that are paid during such period, (c) all dividends and distributions paid in cash during such period, and (d) all federal, state, and local income taxes paid in cash during such period.

(f)           Schedule 1.1 to the Agreement is hereby amended by adding the following new definitions thereto in alphabetical order:

    “Amendment Two Effective Date” mean the date on which that certain Amendment Number Two to Credit Agreement by and among Lenders, Agent and
Borrower becomes effective pursuant to its terms.

“Cash Flow Forecast” has the meaning given to such term in Section 5.20.

(g)           Section 5.20 is hereby added to the Agreement as follows:

5.20           Cash Flow Forecast.  Commencing on the Amendment Two Effective Date and continuing each week thereafter until March 31, 2009, but in no event later than the Thursday of each week during such period, provide Agent with a detailed forecast of Borrower’s cash flow for the then current week and the immediately succeeding 12 weeks (a “Cash Flow Forecast”).  Each Cash Flow Forecast shall be reviewed by a third-party as determined by Agent in its sole discretion and the delivery of such forecasts may be extended beyond March 31, 2009 in Agent’s reasonable credit judgment.

(h)           Section 5.21 is hereby added to the Agreement as follows:

5.21           Copyright Registration.  Notwithstanding anything to the contrary in the Loan Documents, including that certain Amendment Number One to Credit Agreement dated as of August 8, 2007, by and among Lenders, Agent and Borrower, or any course of dealings among Lenders, Agent and Borrower with respect to the subject matter of this Section 5.21, Borrower hereby acknowledges that Agent retains the right pursuant to Section 6(g)(ii) of the Security Agreement, to require Borrower, at any time upon Agent’s request, and Borrower hereby agrees if so requested by Agent, to promptly file an application with the United States Copyright Office with respect to any unregistered Copyright in which Borrower has an interest and shall execute and deliver to Agent a Copyright Security Agreement or such other documentation as Agent deems necessary in order to perfect and continue perfected Agent’s Liens on such Copyright following such registration.

(i)           Section 6.16 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

(a)    Minimum EBITDA.  Fail to achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Applicable Period
($197,000)	For the 12 month period ending 8/31/08
($215,000)	For the 12 month period ending 9/30/08
$105,000	For the 12 month period ending 10/31/08
($78,000)	For the 12 month period ending 11/30/08
$512,000	For the 12 month period ending 12/31/08
$705,000	For the 12 month period ending 1/31/09
$933,000	For the 12 month period ending 2/28/09
$1,496,000	For the 12 month period ending 3/31/09
$1,995,000	For the 12 month period ending 4/30/09
$2,470,000	For the 12 month period ending 5/31/09
$2,970,000	For the 12 month period ending 6/30/09
$3,060,000	For the 12 month period ending 7/31/09
$3,260,000	For the 12 month period ending 8/31/09
$3,350,000	For the 12 month period ending 9/30/09
$2,940,000	For the 12 month period ending 10/31/09

$2,710,000	For the 12 month period ending 11/30/09
$2,725,000	For the 12 month period ending 12/31/09

Minimum EBITDA levels for each month in any fiscal year commencing with fiscal year 2010 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

    (b)    Minimum Fixed Charge Coverage Ratio.  Have a Fixed Charge Coverage Ratio, measured on a month-end basis, commencing on April 30, 2009, of less than the required ratio set forth in the following table for the 12 month period set forth opposite thereto:

Applicable Ratio	Month Ending
0.75:1.0	For the 12 month period ending 4/30/09
0.94:1.0	For the 12 month period ending 5/31/09
1.13:1.0	For the 12 month period ending 6/30/09
1.15:1.0	For the 12 month period ending 7/31/09
1.23:1.0	For the 12 month period ending 8/31/09
1.26:1.0	For the 12 month period ending 9/30/09
1.12:1.0	For the 12 month period ending 10/31/09
1.11:1.0	For the 12 month period ending 11/30/09
1.12:1.0	For the 12 month period ending 12/31/09

Minimum Fixed Charge Coverage Ratios for each month in any fiscal year commencing with fiscal year 2010 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

 (c)    Capital Expenditures.  Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2008	Fiscal Year 2009	Fiscal Year 2010	Fiscal Year 2011
$250,000	$250,000	$250,000	$250,000

    (d)    Minimum TTM Recurring Revenue.  Fail to achieve TTM Recurring Revenue, excluding revenue generated from Teltronics UK, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Applicable Period
$9,670,000	For the 12 month period ending 8/31/08
$9,547,000	For the 12 month period ending 9/30/08
$9,405,000	For the 12 month period ending 10/31/08
$9,265,000	For the 12 month period ending 11/30/08
$9,214,500	For the 12 month period ending 12/31/08
$8,965,000	For the 12 month period ending 1/31/09
$8,990,000	For the 12 month period ending 2/28/09
$8,905,000	For the 12 month period ending 3/31/09
$8,825,000	For the 12 month period ending 4/30/09
$8,740,000	For the 12 month period ending 5/31/09
$8,781,000	For the 12 month period ending 6/30/09
$8,790,000	For the 12 month period ending 7/31/09
$8,810,000	For the 12 month period ending 8/31/09
$8,815,000	For the 12 month period ending 9/30/09
$8,825,000	For the 12 month period ending 10/31/09
$8,840,000	For the 12 month period ending 11/30/09
$8,850,000	For the 12 month period ending 12/31/09

TTM Recurring Revenue levels for each month in any fiscal year commencing with fiscal year 2010 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

(j)           Section 7.13 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

7.13           Borrower shall have Required Availability upon making any scheduled payment in respect of the Dove Indebtedness.

(k)           Schedule 5.2 to the Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 5.2 attached hereto.

3.    WAIVER OF EXISTING EVENTS OF NON-COMPLIANCE.  Upon the terms and subject to the conditions set forth in this Amendment, Agent and Lenders hereby waive the Existing Events of Non-Compliance as of May 31, 2008.  This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrower to any other or further waiver in any similar or other circumstances.

4.    REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5.    NO DEFAULTS.  Other than the Existing Events of Non-Compliance, Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

6.    CONDITIONS PRECEDENT.  The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of (i) a fully executed copy of this Amendment from each party hereto, and (ii) a fully executed copy of the Amended and Restated Fee Letter, each in form and substance satisfactory to Agent.

7.    REAFFIRMATION.  Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in Section 5.2(d) of the Security Agreement.

8.    COSTS AND EXPENSES.  Borrower shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

9.    LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

10.    GENERAL RELEASE.  IN CONSIDERATION OF AGENT AND LENDERS AGREEING TO ENTER INTO THIS AMENDMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, BORROWER HEREBY RELEASES AND DISCHARGES AGENT AND LENDERS, THEIR AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, AND ASSIGNS, FROM ANY AND ALL CLAIMS, LIABILITIES, RIGHTS AND OBLIGATIONS, OF ANY NATURE WHATSOEVER, WHETHER SOUNDING IN TORT OR CONTRACT, ARISING PRIOR TO THE DATE HEREOF RELATING TO THE OBLIGATIONS, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS RELEASE SHALL BE EFFECTIVE NOTWITHSTANDING, AND BORROWER HEREBY WAIVES ANY AND ALL RIGHTS ARISING UNDER OR WITH RESPECT TO, CALIFORNIA CIVIL CODE SECTION 1542 (OR ANY NEW YORK LAW EQUIVALENT) WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

11.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

[remainder of page left blank intentionally; signatures to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TELTRONICS, INC., a Delaware corporation

By:	/s/ Ewen R. Cameron
Name:	Ewen R. Cameron
Title:	President & CEO

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:	/s/ Tiffany Ormon
Name:	Tiffany Ormon
Title:	Vice President

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Amendment Number Two